                             DISTRIBUTION AGREEMENT

   THIS AGREEMENT, made this 7th day of October, 1983, between SECURITY TAX-EXEMPT FUND, a Kansas corporation (hereinafter referred to as the "Company"), and SECURITY DISTRIBUTORS, INC., a Kansas corporation (hereinafter referred to as the "Distributor"),

   WITNESSETH:

   WHEREAS, the Company is engaged in business as an open-end, management investment company registered under the Investment Company Act of 1940 (the "1940 Act"); and

   WHEREAS, the Company is authorized to issue shares of capital stock in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

   WHEREAS, the Company intends initially to offer shares in one series to be designated Security Tax-Exempt Fund, such series together with all other series subsequently established by the Company with respect to which the Company desires to retain the Distributor to render services hereunder and with respect to which the Distributor is willing so to do, being herein collectively referred to as the "Series"; and

   WHEREAS, the Distributor is willing to act as principal underwriter for the Company to offer for sale, sell and deliver after sale shares of the Company's $.10 par value common stock (hereinafter referred to as the "Shares") on the terms and conditions hereinafter set forth;

   NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

   1. EMPLOYMENT OF DISTRIBUTOR. The Company hereby employs the Distributor to act as principal underwriter for the Company and hereby agrees that during the term of this Agreement, and any renewal or extension thereof, or until any prior termination thereof, the Distributor shall have the exclusive right to offer for sale and to distribute any and all Shares of each Series issued or to be issued by the Company. The Distributor hereby accepts such employment and agrees to act as the distributor of the Shares of each Series issued or to be issues by the Company during the period this Agreement is in effect and agrees during such period to offer for sale such Shares as long as such Shares remain available for sale, unless the Distributor is unable legally to make such offer for sale as the result of any law or governmental regulation.

   2. OFFERING PRICE AND COMMISSIONS. Prior to the issuance of any Shares by the Company pursuant to any subscription tendered by or through the Distributor and confirmed for sale to or through the Distributor, the Distributor shall pay or cause to be paid to the Custodian of the Company in cash, an amount equal to the net asset value of such Shares at the time of acceptance of each such subscription and confirmation by the Company of the sale of such Shares. The Distributor shall be entitled to charge a commission on each such sale of Shares in the amount set forth in the Company's prospectus, such commission to be an amount equal to the difference between the net asset value and the offering price of the Shares, as such offering price may from time to time be determined by the board of directors of the Company. All Shares shall be sold to the public only at their public offering price at the time of such sale, and the Company shall receive not less than the full net asset value thereof.

   3. ALLOCATION OF EXPENSES AND CHARGES. During the period this Agreement is in effect, the Company shall pay all costs and expenses in connection with its registration under the 1940 Act and the registration of its Shares under the Securities Act of 1933 ("1933 Act"), including all expenses in connection with the preparation and printing of any registration statements and prospectuses necessary for registration thereunder but excluding any additional costs and expenses incurred in furnishing the Distributor with prospectuses. The Company shall also pay all costs, expenses and fees incurred in connection with the qualification of the Shares under the applicable Blue Sky laws of the states in which the Shares are offered.

   During the period this Agreement is in effect the Distributor will pay or reimburse the Company for:

   (a) All costs and expenses of printing and mailing prospectuses (other than for existing shareholders) and confirmations (except for reinvested dividends), and all costs and expenses of preparing, printing and mailing advertising material, sales literature, circulars, applications, and other materials used or to be used in connection with the offering for sale and the sale of Shares; and

   (b) All clerical and administrative costs in processing the applications for and in connection with the sale of Shares.

   The Distributor agrees to submit to the Company for its prior approval all advertising material, sales literature, circulars and any other material which the Distributor proposes to use in connection with the offering for sale of Shares.

   4. DISTRIBUTOR MAY ACT AS BROKER AND RECEIVE COMMISSIONS. Notwithstanding any other provisions of this Agreement, it is understood and agreed that the Distributor may act as a broker, on behalf of the Company, in the purchase and sale of securities not effected on a securities exchange, provided that any such transactions and any commission paid in connection therewith shall comply in every respect with the requirements of the 1940 Act and in particular with
Section 17(e) of that Act and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

   5. AGREEMENTS SUBJECT TO APPLICABLE LAW AND REGULATIONS. The parties hereto agree that all provisions of this Agreement will be performed in strict accordance with the requirements of the 1940 Act, the 1933 Act and the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission under said statutes, in strict accordance with all applicable state Blue Sky laws and the rules and regulations thereunder, and in strict accordance with the provisions of the Articles of Incorporation and Bylaws of the Company.

   6. DURATION AND TERMINATION OF AGREEMENT. This Agreement shall become effective at the date and time that the Company's prospectus, reflecting the underwriting arrangements provided by this Agreement, shall become effective under the 1933 Act, and shall, unless terminated as provided herein, continue in force for two years from that date, and from year to year thereafter, provided that such continuance for each successive year is specifically approved in advance at least annually by either the board of directors or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Company and, in either event, by the vote of a majority of the directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting upon such approval. As used in the preceding sentence, the words "interested persons" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act. Written notice of any such approval by the board of directors or by the holders of a majority of the outstanding voting securities of the Company and the directors who are not such interested persons shall be given promptly to the Distributor.

   This Agreement may be terminated at any time without the payment of any penalty by the Company by giving the Distributor at least sixty (60) days previous written notice of such intention to terminate. This Agreement may be terminated by the Distributor at any time by giving the Company at least sixty
(60) days previous written notice of such intention to terminate.

   This Agreement shall terminate automatically in the event of its assignment. As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

   7. CONSTRUCTION OF AGREEMENT. No provision of this Agreement is intended to or shall be construed as protecting the Distributor against any liability to the Company or to the Company's security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.

   Terms or words used in this Agreement, which also occur in the Articles of Incorporation or Bylaws of the Company, shall have the same meaning herein as given to such terms or words in the Articles of Incorporation or Bylaws of the Company.

   8. DISTRIBUTOR AN INDEPENDENT CONTRACTOR. The Distributor shall be deemed to be an independent contractor and, except as expressly provided or authorized by the Company, shall have no authority to act for or represent the Company.

   9. NOTICE. Any notice required or permitted to be given hereunder to either of the parties hereto shall be deemed to have been given if mailed by certified mail in a postage prepaid envelope addressed to the respective party as follows, unless any such party has notified the other party hereto that notices thereafter intended for such party shall be mailed to some other address, in which event notices thereafter shall be addressed to such party at the address designated in such request:

         Security Tax-Exempt Fund
         Security Benefit Life Building
         700 Harrison
         Topeka, Kansas

         Security Distributors, Inc.
         Security Benefit Life Building
         700 Harrison
         Topeka, Kansas

   10. AMENDMENT OF AGREEMENT. No amendment to this Agreement shall be effective until approved by (a) a majority of the board of directors of the Company and a majority of the board of directors of the Company who are not parties to this Agreement or affiliated persons of any such party, or (b) a vote of the holders of a majority of the outstanding voting securities of the Company.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

                                         SECURITY TAX-EXEMPT FUND

                                         By       EVERETT S. GILLE
                                           -------------------------------------
                                                      President
ATTEST:

        LARRY D. ARMEL
-------------------------------------
          Secretary

(SEAL)
                                         SECURITY DISTRIBUTORS, INC.

                                         By       GORDON EVANS
                                           -------------------------------------
                                                   President
ATTEST:

        LARRY D. ARMEL
-------------------------------------
         Secretary

(SEAL)

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS, Security Tax-Exempt Fund (the "Company") and Security Distributors, Inc. (the "Distributor") are parties to a Distribution Agreement dated October 7, 1983 (the "Distribution Agreement"), under which the Distributor agreed to act as principal underwriter in connection with sales of the shares of the Company's capital stock; and

WHEREAS, the Company expects to receive an exemptive order from the Securities and Exchange Commission allowing the Company to issue and offer for sale two or more classes of the Company's capital stock; and

WHEREAS, the Company and the Distributor wish to amend the Distribution Agreement to clarify that the Distribution Agreement applies only to the sale of shares of the single class of capital stock existing at the time the Distribution Agreement was initially entered into:

NOW THEREFORE, the Company and Distributor hereby amend the Distribution Agreement, effective immediately, as follows:

1. The term "Shares" as referred to in the Distribution Agreement shall refer to the Class A Shares of the Company's $.10 par value stock.

IN WITNESS WHEREOF, the parties hereto have made this Amendment to the Distribution Agreement this 1st day of October 1993.

                                         SECURITY TAX-EXEMPT FUND

                                         By       M. J. PROVINES
                                           -------------------------------------
                                                     President
ATTEST:

         AMY J. LEE
-------------------------------------
          Secretary

(SEAL)
                                         SECURITY DISTRIBUTORS, INC.

                                         By       HOWARD R. FRICKE
                                           -------------------------------------
                                                      President
ATTEST:

         AMY J. LEE
-------------------------------------
          Secretary

(SEAL)

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS, Security Tax-Exempt Fund (the "Fund") and Security Distributors, Inc. (the "Distributor") are parties to a Distribution Agreement dated October 7, 1983, as amended (the "Distribution Agreement"), under which the Distributor has agreed to act as principal underwriter in connection with sales of the shares of the Fund's Class A common stock;

WHEREAS, on _____________________________, the Fund was granted exemptive relief from the Securities and Exchange Commission allowing the Fund to issue and offer for sale two or more classes of the Fund's capital stock; and

WHEREAS, on February 6, 1998, the Board of Directors of the Fund approved a Class A Distribution Plan (the "Class A Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, the provisions of which have an effect upon the relationship between the Fund and the Distributor, and the Distribution Agreement; and

WHEREAS, the Fund and Distributor wish to amend the Distribution Agreement to incorporate the necessary provisions of the Class A Plan into the Agreement.

NOW,  THEREFORE,   the  Fund  and  Distributor  hereby  amend  the  Distribution
Agreement, effective May 1, 1998, by adding new Section 5A, which provides as follows:

     5A. (a) Pursuant to a Class A Distribution Plan adopted by the Fund, the Fund agrees to make monthly payments to the Distributor in an amount computed at an annual rate of .25 of 1% of the Fund's average daily net assets, to finance activities undertaken by the Distributor for the purpose of distributing the Fund's shares to investors. The Distributor is obligated to and hereby agrees to use the entire amount of said fee to finance the following distribution-related activities:

          (i) Preparation, printing and distribution of the Prospectus and Statement of Additional Information and any supplement thereto used in connection with the offering of the Fund's shares to the public;

          (ii) Printing of additional copies for use by the Distributor as sales literature, of reports and other communications which were prepared by the Fund for distribution to existing shareholders;

          (iii) Preparation, printing and distribution of any other sales literature used in connection with the offering of the Fund's shares to the public;

          (iv) Expenses incurred in advertising, promoting and selling shares of the Fund to the public;

          (v) Any fees paid by the Distributor to securities dealers who have executed a Dealer's Distribution Agreement with the Distributor for account maintenance and personal service to shareholders of the Fund (a "Service Fee");

          (vi) Commissions to sales personnel for selling shares of the Fund and interest expenses related thereto; and

          (vii) Expenses incurred in promoting sales of shares of the Fund by securities dealers, including the costs of preparation of materials for presentations, travel expenses, costs of entertainment, and other expenses incurred in connection with promoting sales of the Fund shares by dealers.

     (b) All payments to the Distributor pursuant to this paragraph are subject to the following conditions being met by the Distributor. The Distributor shall furnish the Fund with quarterly written reports of its expenditures and such other information relating to expenditures or to the other distribution-related activities undertaken or proposed to be undertaken by the Distributor during such fiscal year under its Distribution Agreement with the Fund as the Fund may reasonably request;

     (c) The Dealer's Distribution Agreement (the "Agreement") contemplated by paragraph 5A(a)(v) above shall permit payments to securities dealers by the Distributor only in accordance with the provisions of this paragraph and shall have the approval of the majority of the Board of Directors of the Fund, including a majority of the directors who are not interested persons of the Fund, as required by the Rule. The Distributor may pay to the other party to any Dealer's Distribution Agreement a quarterly fee for distribution and marketing services provided by such other party. Such quarterly fee shall be payable in arrears in an amount equal to such percentage (not in excess of .000685% per day) of the aggregate net asset value of the Fund's shares held by such other party's customers or clients at the close of business each day as determined from time to time by the Distributor. The distribution and marketing services contemplated hereby shall include, but are not limited to, answering inquiries regarding the Fund, account designations and addresses, maintaining the investment of such other party's customers or clients in the Fund and similar services. In determining the extent of such other party's assistance in maintaining such investment by its customers or clients, the Distributor may take into account the possibility that the shares held by such customer or client would be redeemed in the absence of such quarterly fee.

     (d) The provisions of the Distribution Plan approved by the Board of Directors of the Fund on February 6, 1998, are fully incorporated herein by reference. In the event the Class A Distribution Plan is not approved by a majority vote of Class A shareholders of the Fund at the Fund's special meeting to be held April 24, 1998, or is terminated by the Board of Directors or Class A shareholders of the Fund as provided therein, this paragraph shall no longer be effective.

The Fund and Distributor hereby further amend the Distribution Agreement, effective May 1, 1998, by deleting the second paragraph of Section 6 and replacing it with the following.

     This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the board of directors of the Company who are not interested persons of the Company and have no direct or indirect financial interest in the operation of the Class A Distribution Plan or in this Distribution Agreement or by vote of a majority of the outstanding Class A voting securities of the Company on sixty (60) day's written notice to the Distributor. This Agreement may be terminated by the Distributor at any time by giving the Company sixty (60) days' previous written notice of such intention to terminate.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Distribution Agreement this _____ day of ____________________, 1998.

                                         SECURITY TAX-EXEMPT FUND

                                         By
                                           -------------------------------------
                                             James R. Schmank, Vice President
ATTEST:

By
  ------------------------------------
      Amy J. Lee, Secretary

                                         SECURITY DISTRIBUTORS, INC.

                                         By
                                           -------------------------------------
                                                Richard K Ryan, President
ATTEST:

By
  -----------------------------------
        Amy J. Lee, Secretary